Exhibit 5.1

Hunton Andrews Kurth LLP
Fountain Place
1445 Ross Avenue
Suite 3700 Dallas, Texas 75202-2799

Tel 214 • 979 • 3000
Fax 214 • 880 • 0011

August 13, 2020

Enterprise Bancorp, Inc.
222 Merrimack St.
Lowell, Massachusetts 01852

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), for the purpose of providing this opinion letter in connection with the preparation and filing by the Company on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time of up to $75,000,000 aggregate initial offering price of (a) the Company’s senior debt securities (the “Senior Debt Securities”); (b) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (d) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”); (e) depositary shares representing Preferred Stock (“Depositary Shares”); and (f) subscription rights for the purchase of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Rights are collectively referred to herein as the “Securities.”

The Debt Securities will be issued pursuant to one or more indentures to be entered into between the Company and the trustee thereunder (each, an “Indenture”).

Any Depositary Shares will be issued pursuant to one or more depositary share agreements (the “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC
www.HuntonAK.com

Enterprise Bancorp, Inc.
August 13, 2020

The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the form of prospectus contained therein, (ii) the forms of Indentures attached as Exhibit 4.7 and Exhibit 4.8 to the Registration Statement, and (iii) the form of the Depositary Agreement attached as Exhibit 4.13 to the Registration Statement.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and, except as set forth below, the validity, binding effect and enforceability thereof.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Depositary Shares, as the case may be: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) if applicable, a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) the execution, delivery and performance by the Company of the Indenture and Depositary Agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; and (vi) the Company will have duly authorized the execution, delivery and performance of the Documents and the issuance of each such Security, and that none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof.
ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC
www.HuntonAK.com

Enterprise Bancorp, Inc.
August 13, 2020

We have also assumed that (i) the Documents will be governed by and construed in accordance with the laws of the State of New York, and (ii) the Company is and will be a company duly incorporated and validly existing as a Massachusetts corporation and in good standing under the laws of the Commonwealth of Massachusetts.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.With respect to any Debt Securities to be issued, when, as and if: (i) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under New York law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Indenture, or any applicable supplemental indenture, and have been duly issued and delivered against payment therefor; and (v) all necessary corporate action has been taken by the Company’s Board of Directors, or a duly authorized committee thereof, with respect to the foregoing actions in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.With respect to the Depositary Shares to be issued, when, as and if: (i) any legally  required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (ii) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (iii) the shares of Preferred Stock represented by the Depositary Shares have been duly executed and delivered to the applicable depositaries; (iv) the depositary receipts evidencing the Depositary Shares have been duly executed and countersigned by the depositary and issued against deposit of the Preferred Stock and against payment therefor in accordance with the applicable Depositary Agreement; and (v) all necessary corporate action has been taken by the Company’s Board of Directors, or a duly authorized committee thereof, with respect to the foregoing actions in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and
ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC
www.HuntonAK.com

Enterprise Bancorp, Inc.
August 13, 2020

the terms of the applicable Depositary Agreement and depositary receipt, and will entitle the holders thereof to the rights specified in the applicable Depositary Agreement.

The foregoing opinion is limited solely to the laws of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances of any other jurisdiction, including the “blue sky” laws of any jurisdiction.

Our opinions herein regarding the enforceability or effect of any Document or Security are qualified by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance or transfer laws, and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity); and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Sincerely,

/s/ Hunton Andrews Kurth LLP

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC
www.HuntonAK.com